STATEMENT OF SINGLE BOND COVERAGE

                In accordance with Rule 17g-1(g)(1)(B)(iii), set forth below is a list of each registrant and the amounts in which each such registrant would have provided and maintained had it not been named as an insured under a joint insured bond.

NAME OF INVESTMENT COMPANY	GROSS ASSETS (AS OF 9/30/09)	REQUIRED MIMIMUM AMOUNT OF BOND

EVERGREEN SELECT FIXED INCOME TRUST, a series trust consisting of:

            Evergreen Short Intermediate Bond Fund

            Evergreen Intermediate Municipal Bond Fund

            Evergreen Core Bond Fund

            Evergreen Adjustable Rate Fund

            Evergreen International Bond Fund

	85,477,276 254,277,479 701,373,575 1,269,133,496 1,258,874,047	450,000 750,000 900,000 1,250,000 1,250,000

EVERGREEN SELECT EQUITY TRUST, a series trust consisting of: Evergreen Strategic Growth Fund Evergreen Equity Index Fund	468,068,898 425,284,026	750,000 750,000

EVERGREEN SELECT MONEY MARKET TRUST, a series trust consisting of:

            Evergreen Institutional Money Market Fund

            Evergreen Institutional Municipal Money Market Fund

            Evergreen Institutional Treasury Money Market Fund

            Evergreen Institutional 100% Treasury Money Market Fund

            Evergreen Institutional U.S. Government Money Market Fund

                 Evergreen Prime Cash Management Money Market Fund

	9,367,711,689 6,722,669,847 5,714,686,620 754,245,523 2,199,591,573 4,799,138,065	2,500,000 2,500,000 2,500,000 1,000,000 2,500,000 2,500,000

EVERGREEN MUNICIPAL TRUST, a series trust consisting of:

                Evergreen Pennsylvania Municipal Bond Fund

            Evergreen High Income Municipal Bond Fund

            Evergreen North Carolina Municipal Bond Fund

             Evergreen Short-Intermediate Municipal Bond Fund

                Evergreen Municipal Bond Fund

            Evergreen Strategic Municipal Bond Fund

             Evergreen California Municipal Bond Fund

	395,396,060 166,031,562 218,649,336 194,566,274 1,426,163,303 643,223,523 232,752,069	750,000 600,000 600,000 600,000 1,250,000 900,000 600,000

EVERGREEN EQUITY TRUST, a series trust consisting of:

            Evergreen Golden Core Opportunities Fund

             Evergreen Golden Large Cap Core Fund

             Evergreen Golden Mid Cap Core Fund

               Evergreen Omega Fund

            Evergreen Mid Cap Growth Fund

            Evergreen Large Company Growth Fund

             Evergreen Enhanced S&P 500® Fund

            Evergreen Growth Fund

            Evergreen Diversified Capital Builder Fund

Evergreen Fundamental Large Cap Fund

Evergreen Equity Income Fund

            Evergreen Small Cap Value Fund

            Evergreen Utility and Telecommunications Fund

            Evergreen Health Care Fund

            Evergreen Asset Allocation Fund

Evergreen Special Values Fund

            Evergreen Intrinsic Value Fund

             Evergreen Fundamental Mid Cap Value Fund

               Evergreen Small-Mid Growth Fund

Evergreen Disciplined Value Fund

       28,497,248

         4,999,133

         4,409,751

      588,924,122

     333,082,657

       301,453,173

     730,288,073

     483,958,534

     609,825,022

     715,136,109

     645,147,665

       49,631,541

     441,876,625

     144,965,890

  8,368,173,806

  1,144,331,228

     630,655,113

          1,516,242

         49,039,500

      144,692,624

300,000 125,000 125,000 900,000 750,000 750,000 900,000 750,000 900,000 900,000 900,000 350,000 750,000 525,000 2,500,000 1,250,000 900,000 100,000 350,000 525,000

EVERGREEN FIXED INCOME TRUST, a series trust consisting of: Evergreen U.S. Government Fund Evergreen Diversified Income Builder Fund Evergreen Core Plus Bond Fund Evergreen High Income Fund	475,894,247 294,504,833 170,960,914 507,435,915	750,000 750,000 600,000 900,000

EVERGREEN INTERNATIONAL TRUST, a series trust consisting of:

            Evergreen Emerging Markets Growth Fund

            Evergreen Global Large Cap Equity Fund

            Evergreen Global Opportunities Fund

            Evergreen Precious Metals Fund

             Evergreen International Equity Fund

             Evergreen Intrinsic World Equity Fund

	670,002,816 68,312,065 339,780,427 1,017,042,962 1,074,129,511 108,610,618	900,000 400,000 750,000 1,250,000 1,250,000 525,000

EVERGREEN MONEY MARKET TRUST, a series trust consisting of:

            Evergreen Money Market Fund

            Evergreen California Municipal Money Market Fund

            Evergreen New York Municipal Money Market Fund

            Evergreen Pennsylvania Municipal Money Market Fund

            Evergreen Municipal Money Market Fund

            Evergreen Treasury Money Market Fund

            Evergreen New Jersey Municipal Money Market Fund

             Evergreen U.S. Government Money Market Fund

	4,725,251,965 487,059,700 431,527,135 224,746,662 4,046,018,469 1,126,597,525 234,793,366 1,433,983,973	2,500,000 750,000 750,000 600,000 2,500,000 1,250,000 600,000 1,250,000

EVERGREEN VARIABLE ANNUITY TRUST, a series trust consisting of:

            Evergreen VA Omega Fund

            Evergreen VA Diversified Capital Builder Fund

            Evergreen VA Fundamental Large Cap Fund

            Evergreen VA International Equity Fund

            Evergreen VA Special Values Fund

            Evergreen VA Diversified Income Builder Fund

Evergreen VA Growth Fund

            Evergreen VA High Income Fund

            Evergreen VA Core Bond Fund

	77,665,843 27,181,517 117,228,151 950,132,125 71,919,246 45,703,005 48,908,339 28,651,462 31,087,197	450,000 300,000 525,000 1,000,000 400,000 350,000 350,000 300,000 300,000

EVERGREEN CLOSED END FUNDS:

Evergreen Income Advantage Fund

Evergreen Multi-Sector Income Fund

Evergreen Utilities and High Income Fund

             Evergreen International Balanced Income Fund

             Evergreen Global Dividend Opportunity Fund

	854,268,149 878,086,189 128,056,304 187,379,419 523,025,697	1,000,000 1,000,000 525,000 600,000 900,000

ENHANCED INCOME LIQUIDITY TRUST	2,840,112	125,000
ASSET ALLOCATION TRUST**
GMO FIXED INCOME FUND I, LLC***
EVERGREEN SPECIAL INVESTMENTS (CAYMAN) SPC****

*Each of the above referenced “SEC-Registered Investment Companies” should be covered under both the Blanket Bond and D&O/E&O insurance policies.

** The Asset Allocation Trust is an investment vehicle for Evergreen Asset Allocation Fund

*** GMO Fixed Income Fund I, LLC is a wholly-owned subsidiary of Asset Allocation Trust

**** Evergreen Special Investments (Cayman) SPC is a wholly-owned subsidiary of Evergreen

         Precious Metals Fund

Outside law firm utilized by SEC-Registered Investment Companies – Ropes & Gray LLP